EXHIBIT 23.0


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 33-96004, 333-37229, 333-46243, 333-2672, 333-2674, 333-58799,
333-67733, 333-64069, 333-52601 and 333-75253) and on Forms S-8 (Nos. 333-
05705, 333-12551, 333-58801, 333-60731 and 333-89631) filed by Home Properties of New York, Inc. of our report dated October 26, 1999 relating to the financial statement of The Ridley Portfolio for the year ended December 31, 1998, which report is included in the accompanying Form 8-K/A. We also consent to the reference to our firm under the caption "Experts."



/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Rochester, New York
November 12, 1999